Exhibit 10.4

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 2, 2020 by and among Summit Therapeutics Inc., a Delaware corporation, with its principal place of business at One Broadway, 14th Floor, Cambridge, MA 02142 (the “Company”), and the investor named on Exhibit A hereto (the “Investor”).

Recitals

A.       The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

B.       The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, common stock, with a par value of $0.01 per share, of the Company (the “Common Stock”); and

C.       The Investor acknowledges that upon execution of this Agreement and prior to the acquisition of the Purchased Shares pursuant to this Agreement, the Company shall contact certain other prospective investors and offer them the opportunity to invest in the Company on substantially similar terms and conditions as provided in this Agreement.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Aggregate Purchase Price” has the meaning set forth in Section 2.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the Company’s Board of Directors.

“Business Day” means a day, other than a Saturday, Sunday or United States federal holiday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, Common Stock of the Company, or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Common Stock or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any Common Stock Equivalents, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Domestication” shall mean the process by which the Company was formally confirmed as the successor issuer to Summit Therapeutics plc pursuant to a United Kingdom court-approved scheme of arrangement effective as of September 18, 2020.

“Enforceability Exceptions” has the meaning set forth in Section 4.4(b).

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Group” means the Company and its subsidiaries (and “Group Company” shall be construed accordingly).

“Investor” has the meaning set forth in the preamble to this Agreement.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Placing” means the concurrent placing of Common Stock to certain investors pursuant to the exemption from securities registration afforded by the provisions of Regulation D under Section 4(a)(2) of the 1933 Act.

“Press Release” has the meaning set forth in Section 10.7.

“Purchase Notice” shall mean that certain notice issued in writing by the Company to the Investor setting forth the number of Purchased Shares that the Investor is obligated to purchase, and the Aggregate Purchase Price, in each case in accordance with the terms and conditions of this Agreement.

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“Sarbanes-Oxley Act” has the meaning set forth in Section 4.11(g).

“SEC” has the meaning set forth in the recitals to this Agreement.

“SEC Documents” has the meaning set forth in Section 4.11(a).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

“Termination Condition” has the meaning set forth in the recitals to this Agreement.

“Third Party” shall mean any Person, including a Governmental Authority, other than the Investor, the Company or any Affiliate of the Investor or the Company or any of their respective representatives.

“Trading Day” shall mean a day on which trading in the Common Stock generally occurs on Nasdaq.

“Transfer Agent” means Computershare Trust Company, N.A., being the Company’s transfer agent, or such other transfer agent as the Company may appoint from time to time.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“8-K Filing” has the meaning set forth in Section 10.7.

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2.       Purchase and Sale of the Common Stock.

2.1.       Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase, and the Company agrees to issue and sell to the Investor a number of shares of Common Stock, such number of shares to be fixed by the Company in its sole discretion pursuant to the Purchase Notice, that is no less than 9,730,539 shares of Common Stock and no more than 14,970,060 shares of Common Stock (such number of shares as stipulated in the Purchase Notice in accordance with this Section 2.1, the “Purchased Shares”).

2.2.       Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company the Purchased Shares, at a price of $3.34 per Purchased Share (the “Share Price”). The aggregate purchase price for the Purchased Shares shall be set forth in the Purchase Notice and shall equal the sum of the product of the number of Purchased Shares multiplied by the Share Price (the “Aggregate Purchase Price”).

3.       Closing.

3.1.       The completion of the purchase and sale of the Purchased Shares (the “Closing”) shall occur on October 19, 2020 (the “Closing Date”), or on such earlier date as may be determined by the Company in its sole discretion, provided that all of the conditions set forth in Section 6 shall have been (or shall be, as the case may be) satisfied or (where capable of waiver) waived at such time. The Closing shall occur remotely on the Closing Date via exchange of documents and signatures or at such place as the Company and the Investor may agree in writing.

3.2.       On the day that is two (2) Business Days immediately prior to the Closing Date, the Company shall deliver the Purchase Notice to the Investor. On the Closing Date the Investor shall deliver or cause to be delivered to the Company the Aggregate Purchase Price via wire transfer of immediately available funds pursuant to the wire instructions delivered to the Investor by the Company after the date of this Agreement. At the Closing, the Company shall deliver or cause to be delivered the Purchased Shares to the Investor.

4.       Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as otherwise described in this Agreement or the SEC Documents, which qualify these representations and warranties in their entirety:

4.1.       Organization, Good Standing and Qualification. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

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4.2.       Capitalization and Voting Rights.

(a)       As of September 21, 2020, the Company has 67,231,903 shares of Common Stock issued and outstanding. The Company has also (i) granted outstanding options under the Company’s equity incentive plans over, in aggregate, 6,228,240 shares of Common Stock, (ii) granted restricted stock units under the Company’s directors’ remuneration policy over 84,615 shares of Common Stock and (iii) issued warrants for the purchase of up to 5,821,137 shares of Common Stock, which are outstanding as of September 21, 2020. The issued share capital of the Company has been duly and validly issued and is fully paid and non-assessable.

(b)       Except as described or referred to in Section 4.2(a) above, arising pursuant to or referred to in the Agreement or arising pursuant to the Placing, as of the date of this Agreement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(c)       Except as arising in connection with the Placing, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

(d)       The Company is not a party to or subject to any agreement or understanding relating to the voting of share capital of the Company or the giving of written consents by a stockholder or director of the Company.

(e)       The execution and delivery of this Agreement, and the transactions contemplated hereby, will not result in the triggering of any anti-dilution rights, or otherwise increase the number of shares of Common Stock issuable or decrease the exercise or conversion price, under any warrant, option, convertible note or other instruments convertible or exchangeable for, any share capital or other equity interests in the Company (except for the issuance of the Purchased Shares and the issuance of Common Stock in the Placing).

4.3.       Subsidiaries. All the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

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4.4.       Authorization.

(a)       The Company has the requisite corporate power and authority to execute and deliver this Agreement and (subject to the satisfaction of the conditions to Closing) to perform its obligations hereunder; and all action required to be taken (including the approval of the Board and of the independent Special Committee of the Board formed in connection with the Company’s consideration of the transactions undertaken pursuant to the Agreement) for the due and proper authorization, execution and delivery by it of this Agreement and (subject to the satisfaction of the conditions to Closing) the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b)       This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(c)       No stop order or suspension of trading of the Company’s equity securities has been imposed by the SEC, Nasdaq, or any other Governmental Authority and remains in effect.

4.5.       No Defaults. The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage or loan agreement to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except for any agreements referred to in clause (ii) above); or (iv) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

4.6.       No Conflicts. The execution, delivery and (subject to the satisfaction of the conditions to Closing) performance of this Agreement, the issuance and sale of the Purchased Shares and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage or loan agreement to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except for any agreements referred to in clause (i) above), (iii) result in any violation of the provisions of the Company’s certificate of incorporation or bylaws or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

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4.7.       No Governmental Authority or Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator, governmental or regulatory authority is required for the execution, delivery and (subject to the satisfaction of the conditions to Closing) performance by the Company of this Agreement, or (subject to the satisfaction of the conditions to Closing) the issuance and sale of the Purchased Shares, except such filings as may be required to be made with the SEC or under any state securities laws, foreign securities laws, blue sky laws, or the rules and regulations of Nasdaq, which filings shall be made in a timely manner in accordance with all applicable Laws.

4.8.       Valid Issuance of Purchased Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price and subject to the satisfaction of the conditions to Closing, the Purchased Shares shall be duly authorized, validly issued and fully paid, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, and shall rank pari passu with all Common Stock outstanding as of the date of this Agreement, other than as arising pursuant to this Agreement, as a result of any action by the Investor or under U.S. federal or state securities Laws.

4.9.       Litigation. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

4.10.       Licenses and Other Rights; Compliance with Laws. The Company and its subsidiaries possess or are in the process of obtaining all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. For the avoidance of doubt and notwithstanding the foregoing, neither the Company nor any subsidiary has applied for or holds any product licenses or marketing authorizations for any pharmaceutical products.

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4.11.       SEC Documents; Financial Statements; Nasdaq Stock Market.

(a)       Since January 1, 2020, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the 1933 Act and the 1934 Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       Since January 1, 2020, the Company has filed all notices and documents required to be filed by it under the Nasdaq listing rules. Excluding the Listing of Additional Shares notification to be filed with Nasdaq pursuant to Section 7.5 of this Agreement, each such notice or document was filed within the applicable timeframe prescribed by the Nasdaq listing rules. As of their respective dates, each such notice or document complied in all material respects with the applicable requirements of the Nasdaq listing rules.

(c)       As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.

(d)       The financial statements of the Company for the eleven month period from February 1, 2019 to December 31, 2019 (included in the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the SEC Documents present fairly the information required to be stated therein.

(e)       The issued Common Stock of the Company as of the date hereof are admitted to trading on Nasdaq. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from Nasdaq. The Company has not received any notification that the SEC or Nasdaq, as applicable, is contemplating terminating such registration or listing.

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(f)       The Company and its subsidiaries have established systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)       There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.12.       Interim Financials. The published interim results of the Company and its consolidated subsidiaries for the three months and six months ended June 30, 2020 have been prepared with all due care and attention (having regard to the fact that the results were made publicly available) and on accounting bases and assumptions consistent with those adopted in the preparation of the audited financial statements of the Company and its consolidated subsidiaries for the eleven month period ended December 31, 2019 and the corresponding interim results of the Company and its consolidated subsidiaries for the immediately preceding financial year as published in the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020, except as otherwise disclosed therein.

4.13.       Absence of Certain Changes. Since the interim results of the Company and its consolidated subsidiaries for the three and six months ended on June 30, 2020 were prepared, and excluding the organizational changes made in connection with the Domestication: the businesses of the Company and its consolidated subsidiaries have been carried on in the ordinary and usual course; there has been no significant adverse change in the financial or trading position of the Company taken as a whole or, to the best of the Company’s knowledge, information and belief, prospects of the Company; the Company has not acquired or disposed of or agreed to acquire or dispose of any of its assets or businesses other than in the ordinary course of trading; the Company has not entered into any contract or commitment of an unusual, long-term and/or onerous nature or assumed any material liabilities (including contingent liabilities) (other than as contemplated by this Agreement); the Company has not paid or made any payment or transfer to shareholders of any dividend, bonus, loan or distribution other than to the directors of the Company in their capacity as such directors in a manner consistent with the compensation of such directors as disclosed in the SEC Documents; and the Company has complied in all material respects with all the listing requirements of Nasdaq applicable to the Company (including the disclosure and notification requirements) and any requests for disclosure made by Nasdaq.

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4.14.       Tax. All returns of each member of the Group for taxation purposes have been made for all periods up to and including December 31, 2019, and all such returns are correct, and are not the subject of any dispute with or claim by HM Revenue & Customs or other relevant taxation authority (other than routine audits) which would be material to the Company are not likely to result in any such dispute or claim.

4.15.       Environmental. So far as the Company is aware, none of the Company nor any member of the Group has any material obligation or liability with respect to pollution, hazardous substances or environmental matters and there are no circumstances which the Company considers are likely to give rise to the same.

4.16.       Insurance. The Company and each member of the Group maintain such insurance coverage against fire and other risks upon all their assets and such public and employers’ liability as the directors of each such company consider appropriate, taking into account the nature and scale of their activities, the provisions of agreements binding upon it, such insurance is now in force. The Company is not aware of any fact or matter which would lead to any such insurance being vitiated or repudiated, there is no material claim pending or outstanding and all premiums in respect of such insurances are duly paid.

4.17.       Intellectual Property.

(a)       Each member of the Group has (i) acted reasonably in seeking professional advice with regard to filing patent applications in respect of material new inventions; (ii) adopted commercially reasonable and prudent practices with regard to the protection, prosecution and maintenance of its portfolio of patents, patent applications and trademarks and other material intellectual property and the payment of renewal fees in respect thereof; (ii) adopted commercially reasonable and prudent practices to capture intellectual property rights in respect of material new inventions; and (iv) used commercially reasonable practices to protect the confidentiality of all material non-patented know how. None of the intellectual property relating to the business of any member of the Group is the subject of any claim, opposition, assertion, infringement, attack, right, action or other restriction or arrangement of whatsoever nature which does or may impinge upon the validity, enforceability or ownership of the same or the utilization thereof by any member of the Group to an extent which is material in the context of the Group. So far as the Company is aware, and not having obtained freedom to operate opinions in respect of all of its intellectual property rights, none of the activities of any member of the Group infringes in any material respect any right of any other person relating to intellectual property or gives rise to a material liability for any royalty or similar payment.

(b)       The intellectual property used or enjoyed by each member of the Group in connection with its business at the date of this Agreement, and which is material to such business, is either legally and beneficially owned by that member of the Group, or licensed to, or used under the authority of the owner by, that member of the Group and are not subject to any mortgage, charge, lien or other security interest in favor of any third party save as registered with the United States Patent and Trademark Office or the Registrar of Companies in the United Kingdom.

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4.18.       Offering. Subject to the accuracy of the Investor’s representations set forth in Section 5, the offer, sale and issuance of the Purchased Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the 1933 Act and from all applicable state registration or qualification requirements.

4.19.       No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration of such securities under the 1933 Act.

4.20.       Brokers’ or Finders’ Fees. Except as arising pursuant to the Placing, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement.

4.21.       No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising. Except as arising pursuant to the Placing, the Company has offered the Purchased Shares for sale only to the Investor.

4.22.       Foreign Corrupt Practices. None of the Company, any of its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its subsidiaries (or made by any person acting on its or their behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.

4.23.       Regulation M Compliance. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of any of its securities to facilitate the sale or resale of the Purchased Shares.

4.24.       Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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4.25.       Disclosures. The SEC Documents, when considered together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, other than with respect to the transactions contemplated by this Agreement and except as will be disclosed pursuant to Section 10.7.

5.       Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1.       Authority. The Investor is an individual with power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder, and to invest in the Purchased Shares pursuant to this Agreement.

5.2.       Authorization. This Agreement has been duly executed and delivered by the Investor, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

5.3.       No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, or (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Investor except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Investor’s ability to perform its obligations or consummate the transactions contemplated by this Agreement.

5.4.       Purchase Entirely for Own Account. The Purchased Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Purchased Shares in compliance with applicable federal and state securities laws. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.5.       Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

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5.6.       Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Purchased Shares, and has conducted and completed its own independent due diligence. The Investor acknowledges that copies of the SEC Documents are available on the SEC’s EDGAR system. Based on such information as the Investor has deemed appropriate and the representations and warranties of the Company contained in Section 4 of this Agreement, and without reliance upon any other party, it has independently made its own analysis and decision to enter into this Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.

5.7.       Restricted Securities. The Investor understands that the Purchased Shares will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor acknowledges that the Company has no obligation to register or qualify the Purchased Shares for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

5.8.       Legends. It is understood that, except as provided below, certificates evidencing the Purchased Shares may bear the following or any similar legend:

(a)       “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144 or similar rule, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)       If required by the authorities of any state in connection with the issuance or sale of the Purchased Shares, the legend required by such state authority.

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5.9.       Accredited Investor. The Investor is (a) an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit B (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. The Investor is (b) a sophisticated investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Purchased Shares. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Shares and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Purchased Shares.

5.10.       No General Solicitation. The Investor did not learn of the investment in the Purchased Shares as a result of any general solicitation or general advertising.

5.11.       Brokers and Finders. Except as arising pursuant to the Placing, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

5.12.       Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company or directly or indirectly engaged in any action designed to, or which might be reasonably expected to, cause or result in any manipulation of the price of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof.  The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available securities to borrow in order to effect Short Sales or similar transactions in the future.

5.13.       No Government Recommendation or Approval. The Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Purchased Shares.

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5.14.       No Rule 506 Disqualifying Activities. The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

5.15.       Financial Assurances. As of the date of this Agreement and as of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

6.       Conditions to Closing.

6.1.       Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Purchased Shares at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor with the agreement of the Company:

(a)       The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)       The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Purchased Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(c)       The Company shall have made timely delivery of the Purchase Notice to the Investor in accordance with Section 3.2.

(d)       The Company shall have filed with Nasdaq a Listing of Additional Shares notification applicable to the issuance and sale of the Purchased Shares pursuant to this Agreement.

(e)       No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated by this Agreement.

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(f)       The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (h) of this Section 6.1.

(g)       No stop order or suspension of trading shall have been imposed by Nasdaq or any governmental or regulatory body with respect to public trading in the Common Stock.

(h)       The Purchased Shares shall be delivered to the Investor.

6.2.       Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Purchased Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company with the agreement of the Investor:

(a)       The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)       The Investor shall have executed and delivered the Investor Questionnaire.

(c)       The Investor shall have paid in full the Aggregate Purchase Price to the Company.

6.3.       Termination of Obligations to Effect Closing; Effects.

(a)       The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)       Upon the mutual written consent of the Company and the Investor;

(ii)       By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been (where capable of waiver) waived;

(iii)       By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been (where capable of waiver) waived; or

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(iv)       By either the Company or the Investor if the Closing has not occurred on or prior to the day that is sixty (60) days following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)       Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under such agreements.

7.       Covenants and Agreements of the Company.

7.1.       No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under this Agreement.

7.2.       Removal of Legends.

(a)       In connection with any sale, assignment, transfer or other disposition of the Purchased Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall use commercially reasonable efforts to cause the Transfer Agent to remove any restrictive legends that appear on the certificate that relates to the Purchased Shares and to issue a new, unlegended certificate for the Purchased Shares sold or disposed of without restrictive legends, provided that the Company has received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith and, if necessary, otherwise sufficient to support any required legal opinion with respect thereto.

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(b)       Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith and, if necessary, otherwise sufficient to support any required legal opinion with respect thereto, upon the earliest of such time as the Purchased Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (such earliest date, the “Effective Date”), the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall issue a new, unlegended certificate for such Common Stock, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 7.2, it will, following the delivery by the Investor to the Company or the Transfer Agent of a certificate representing Common Stock issued with a restrictive legend, use commercially reasonable efforts to deliver or cause to be delivered to such Investor a certificate representing such Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7.2.

(c)       Subject to the restrictions on dispositions pursuant to Section 8.1 of this agreement, the Investor agrees with the Company that the Investor will sell Purchased Shares only in compliance with an exemption from the registration requirements of the 1933 Act.

7.3.       Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the 1933 Act of the sale of the Purchased Shares to the Investor, or that will be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

7.4.       Short Sales and Confidentiality After the Date Hereof. The Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of securities “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

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7.5.       Nasdaq Notification. Promptly following the execution of this Agreement, the Company shall file with Nasdaq a Listing of Additional Shares notification applicable to the issuance and sale of the Purchased Shares pursuant to this Agreement.

8.       Acknowledgements.

8.1.       Insider Trading. In addition to the restrictions in this Agreement on the Disposition of Common Stock and Common Stock Equivalents of the Company, the Investor hereby acknowledges that it is aware that United States securities laws prohibit any person who has material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person, including under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

8.2.       The Placing. The Investor acknowledges that the Company intends to pursue the sale of securities of the Company in the Placing concurrently with the sale of the Purchased Shares to the Investor in accordance with this Agreement. The Investor acknowledges and agrees that the Special Committee of the Board may in the exercise of its independent judgment direct that the Company issue and sell fewer Purchased Shares to Investor as a result of the Placing or any similar such transaction; provided that the Company must comply with the terms of Section 2.1 of this Agreement, including by issuing and selling to the Investor at least the applicable minimum number of Purchased Shares as set forth therein, subject to the Investor’s compliance with the terms and conditions of this Agreement.

9.       Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

10.       Miscellaneous.

10.1.       Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

10.2.       Counterparts; E-mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via electronic mail, which shall be deemed an original.

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10.3.       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4.       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Summit Therapeutics Inc.
One Broadway, 14th Floor

Cambridge, MA 02142

Attention: Chief Financial Officer
Email: Mike.Donaldson@summitplc.com

With a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Adam W. Finerman

Email: AFinerman@olshanlaw.com

If to the Investor:

to the address set forth on Exhibit A hereto.

10.5.       Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and the Investor has relied on the advice of its own respective counsel and/or other professional advisers.

10.6.       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

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10.7.       Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investor without the prior consent of the Company (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investor shall allow the Company, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Promptly following the date this Agreement is executed, the Company shall issue a press release disclosing all material terms of transactions contemplated by this Agreement (the “Press Release”) and make an announcement thereof (including the name of the Investor) to a Regulatory Investment Service. No later than 5:30 p.m. (New York City time) on the fourth Business Day following the date this Agreement is executed, the Company will file a Report on Form 8-K (the “8-K Filing”) attaching the press release described in the foregoing sentence as well as a copy of this Agreement. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The parties acknowledge that from and after the issuance of the Press Release, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, with respect to the transactions contemplated hereby that is not disclosed in the Press Release.

10.8.       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9.       Entire Agreement. This Agreement, including the signature pages and Exhibits hereto, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10.       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

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10.11.       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	Summit Therapeutics INC.
	By:	/s/ Michael Donaldson
Name: Michael Donaldson
Title: Chief Financial Officer

INVESTOR:
	By:	/s/ Robert W. Duggan
Name: Robert W. Duggan